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Exhibit 99.3

CONSENT OF CITIGROUP GLOBAL MARKETS INC.

The Board of Directors
Crompton Corporation
199 Benson Road
Middlebury, CT 06749

        We hereby consent to the use of our name and to the inclusion of our opinion letter, dated March 8, 2005, as Annex B to, and the reference thereto under the caption "Opinions of Financial Advisors—Opinion of Citigroup Global Markets Inc.—Financial Advisor to Crompton" in, the Proxy Statement of Crompton Corporation, which Proxy Statement is part of Amendment No. 1 to the Registration Statement on Form S-4 (File Number 333-123857) of Crompton Corporation. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ CITIGROUP GLOBAL MARKETS INC. CITIGROUP GLOBAL MARKETS INC.
New York, New York May 10, 2005

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  Exhibit 99.3